Exhibit 2.2

AMENDMENT NO. 1

TO ASSET PURCHASE AGREEMENT

This AMENDMENT NO. 1 (the “Amendment”) to the existing Asset Purchase Agreement dated April     , 2004 is made and entered into as of May 5, 2004 by and between International Business Machines Corporation, a New York corporation (“Seller”) and Applied Micro Circuits Corporation, a Delaware corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into an Asset Purchase Agreement dated April     , 2004 (the “Asset Purchase Agreement”);

WHEREAS, Seller and Buyer now wish to amend the Asset Purchase Agreement to (a) insert the date of the Asset Purchase Agreement and (b) update Schedules 1.1, 1.4, 3.1, and 4.4,

WHEREAS, the amendments set forth below refer to the original page numbers or schedules to the Asset Purchase Agreement that are to be amended or modified by this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.)	Capitalized Terms. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Asset Purchase Agreement.

2.)	Date of Asset Purchase Agreement. In the first full paragraph on page one (1) of the Agreement, the date “April , 2004” should be deleted and replaced with “April 12, 2004”.

3.)	Schedule 1.1. Schedule 1.1 of the Asset Purchase Agreement is hereby deleted in its entirety and the attached Schedule 1.1 substituted in its place and stead.

4.)	Schedule 1.4. Schedule 1.4 of the Asset Purchase Agreement is hereby deleted in its entirety and the attached Schedule 1.4 substituted in its place and stead.

5.)	Schedule 3.1. Schedule 3.1 of the Asset Purchase Agreement is hereby deleted in its entirety and the attached Schedule 3.1 substituted in its place and stead.

6.)	Schedule 4.4. Schedule 4.4 of the Asset Purchase Agreement is hereby deleted in its entirety and the attached Schedule 4.4 substituted in its place and stead.

7.)	Except as set forth in this Amendment, all other terms and conditions of the Asset Purchase Agreement shall remain in full force and effect, it being understood and agreed that in the event of a conflict or inconsistency between the terms of the Asset Purchase Agreement and this Amendment, the provisions of this Amendment shall control and prevail.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION		APPLIED MICRO CIRCUITS CORPORATION

By:	/s/ David L. Johnson	By:	/s/ David Rickey
	Name: David L. Johnson		Name: David Rickey
	Title: Vice President, Corporate Development		Title: Chairman, President and CEO

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